UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     January 31, 2005

ChromaVision Medical Systems, Inc

(Exact name of registrant as specified in its charter)

Delaware	000-22677	75-2649072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33171 Paseo Cerveza, San Juan Capistrano, CA		92675
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     (949) 443-3355

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement

On January 31, 2005, the Company amended its current $3 million revolving line of credit agreement by entering into a Third Amendment to Loan Agreement with Comerica Bank.  The only material change to the arrangement was to extend the maturity date from January 31, 2005 to January 31, 2006.  Other terms of the arrangement including rate of interest, payment terms and available credit remain the same.  As of January 31, 2005, the Company had no amounts outstanding on this line of credit.

Item 9.01.                                          Financial Statements and Exhibits

(a)                                  Financial Statements of Businesses Acquired.  Not applicable.

(b)                                 Pro Forma Financial Information.  Not applicable.

(c)                                  Exhibits.

Exhibit No.	Description
99.1	Third Amendment to Loan Agreement dated January 31, 2005 issued by Comerica Bank

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ChromaVision Medical Systems, Inc.

Date: February 3, 2005	By:	STEPHEN T.D. DIXON
		Name:	Stephen T.D. Dixon
		Title:	Executive Vice President and
Chief Financial Officer